SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                                November 12, 1998


                                Rio Grande, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



1-8287                                                          74-1973357
(Commission File Number)             (I.R.S. Employer Identification Number)



10101 Reunion Place, Suite 210
San Antonio, Texas                                               78216-4156
------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


               Registrant's telephone number, including area code:
                                 (210) 308-8000

Item 3.  Bankruptcy  or  Receivership.

          Rio Grande, Inc. filed a voluntary petition on November 12, 1998 under Chapter 11 of the Bankruptcy Act, Case No. 98-55619-C in the United States Bankruptcy Court, Western District of Texas, San Antonio Division, Judge Leif M. Clark presiding. Rio Grande, Inc., as Debtor in Possession, will continue to operate and manage its affairs. The case
     is  expected to be consolidated   and   jointly   administered   with  the
     chapter 11 cases simultaneously filed by the following affiliates of Rio Grande, Inc.: Rio Grande Drilling Company, a Texas corporation and wholly owned subsidiary of Rio Grande, Inc.; Rio Grande Desert Oil Company, a Nevada corporation and wholly owned subsidiary of Rio Grande Drilling Company; Rio Grande Offshore, Ltd., a Texas limited partnership, the sole general partner of which is Rio Grande Drilling Company and the sole limited partner of which is Rio Grande Desert Oil Company; and Rio Grande GulfMex, Ltd., a Texas limited partnership, the sole general partner of which is Rio Grande Offshore, Ltd., which owns an 80%interest in Rio Grande GulfMex, Ltd.

Item 4. Changes in Registrant's  Certifying Accountant.

          a. Rio Grande, Inc.(the "Company") has terminated KPMG Peat Marwick LLP("KPMG")as its independent accountants. The dismissal was approved by the Audit Committee and the Company's Board of Directors. KPMG's reports on the financial statements for the two most recent fiscal years did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern. Furthermore, during the two most recent fiscal years and through the date of termination, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused that firm to make reference to the subject matter of such disagreements in its reports on the financial statements for such years. The Company has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated November 12, 1998 is filed as
     Exhibit 16 to this Form 8-K.

          b. The Company has appointed Ernst & Young LLP as its independent accountants. During the two most recent fiscal years and through November 12, 1998, the Company has not consulted with Ernst & Young LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 5.   Purchase of Comerica Note by Exco Resources, Inc.; Voting Agreement

          On November 2, 1998, EXCO Resources, Inc., ("EXCO") acquired from Comerica Bank -Texas ("Comerica") a Promissory Note ("Note") dated January 15, 1997, which was executed by RioGrande, Inc. ("RGI") and Rio Grande Drilling Company ("RGD") as co-makers in favor of Comerica. The Note, in the original face amount of $50,000,000, had a principal amount outstanding of $13,127,666 and related accrued interest payable of $486,227 on November 2, 1998. Repayment of the Note is secured by a first lien deed of trust, mortgage and security interest in substantially all of the Company's assets, primarily oil and gas leasehold interests and tangible well equipment (the"Collateral Properties"). The sum of the outstanding principal and accrued interest on the Note is significantly in excess of what the Company believes to be the current market value of the Collateral Properties. Pursuant to an agreement between Comerica and EXCO relating to the purchase by EXCO of the Note, EXCO acquired all of Comerica's rights pursuant to the Note and the related Loan Agreement and associated collateral documents. In connection with EXCO's purchase of the Note, Comerica agreed to dismiss litigation it had initiated against the Company and its directors seeking to collect amounts due under the Note. Contemporaneously with EXCO's purchase of the Note, the Company, EXCO and Koch Exploration Company ("Koch"), the holder of the Company's preferred stock, entered into a Voting Agreement (the "Agreement") providing for a Financial Restructuring with regards to the Note, the Preferred Stock Interests of Koch and other claims against the Company. The proposed
     Financial Restructuring specifically provides that the Company will commence cases under Chapter 11 of the Bankruptcy Code (the "Plan") and will seek to obtain court approval of a joint plan of reorganization pursuant to the terms of the Financial Restructuring as defined in the Agreement. The description of the Agreement and the proposed Plan set forth herein is expressly qualified by and made subject to the terms of the Agreement, a copy of which is filed herewith. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. The proposed Plan would provide for certain class ("Class") definitions for each group of creditors or parties that may have claims against the Company. The Class proposed definitions are set out as follows:

          Class 1 The  Allowed  Secured  Claim in  respect  of the Note.

          Class 2 Any Allowed Secured Claims Against any of the RGI Group other than the Allowed Secured Claim in Class 1.

          Class 3 Any Allowed Claims against any of the RGI Group entitled to priority pursuant to the Bankruptcy Code, other than priority claims specified in sections 507(a)(1), 507(a)(2) and 507(a)(8) of the Bankruptcy Code.

          Class 4 Any Allowed Unsecured,  Nonpriority Claims against any of the
                    RGI Group not classified elsewhere including any deficiency claim under the Note.

          Class 5 Allowed Preferred Stock Interests in RGI, and all rights to dividends and any other rights associated therewith, held by Koch Exploration Company.

          Class 6 Allowed  Limited  Partnership  Interests  in GulfMex.

          Class 7 Allowed RGI Common Stock Interests, and any options, warrants, or other rights or Claims in respect of such Common Stock, and all other equity interests of the RGI Group, excluding those equity interests classified in Classes 5 and 6.

          Class 8 Intercompany  claims.

          The Plan would provide that a "disbursing agent" be appointed to make distributions to claims in Class 2 (not to exceed $20,000), Class 3 (not to exceed $150,000), and Class 4(not to exceed $750,000). Distributions to those Classes may not vary by more than 5% pursuant to the Agreement. Claims designated in Class 4 are primarily the Company trade creditors and joint interest billings, royalty suspense and casualty insurance premiums payable. The Preferred Stock Interests comprising Class 5 would be afforded the opportunity to acquire a 24.5% working interest owner in the Righthand Creek Field. The Common Stock Interests and claims in respect of the Company's common stock would be afforded no value and would be cancelled. The Plan would also provide that a "Motion to Determine the Rejection Damages Claim" of the Brechtel Group would be filed prior to confirmation of the Plan. The Brechtel Group consists of a group of entities and/or individuals who as a group were the sellers of Righthand Creek Field to the Company. The Company acquired Righthand Creek Field as a proved producing oil property from the Brechtel Group on January 16,1997. Righthand Creek Field is located in Allen and Beauregard Parishes, Louisiana. Pursuant to the Purchase and Sale Agreement for the Righthand Creek Field, the Brechtel Group retained a reversionary working interest in Righthand Creek after the Company achieved certain payout results from the development on defined undeveloped leasehold acreage. If the contract rights to the reversionary interest are rejected through the Plan, any claim the Brechtel Group may have would be a Class 4 claim.

          The Plan would also provide for the rejection of any pre-petition employment agreements effective upon the last day of the calendar month in which substantial confirmation of the Plan occurs. The Agreement also provides that two Company officers shall execute twelve month retention agreements with EXCO immediately after substantial confirmation of the Plan.

          The Agreement would automatically terminate upon the occurrence of defined "Agreement Termination Event" unless the parties to the Agreement waive the specific Agreement Termination Event in writing. An Agreement Termination Event as defined by the Agreement means any of the following:

     (a) The Chapter 11 Cases shall not have been commenced and the Plan and supporting disclosure statement shall not have been filed by December 11, 1998;

     (b) The RGI Group fails to comply in all material respects with its obligations specified in paragraph 11 of the Agreement and in Exhibit "A" of the Agreement;

     (c) The RGI Group shall not have filed a motion to assume this Agreement within the first ten (10) days of the Chapter 11 Cases;

     (d) The order of the Bankruptcy Court confirming the Plan shall not have been entered and the effective date of the Plan shall not have occurred by March 31, 1999;

     (e) Any member of the RGI Group shall file or support confirmation, or fail to actively oppose confirmation, of a plan of reorganization embodying terms materially different from those contemplated by this Agreement;

     (f)  The Plan shall not have been  substantially  consummated  pursuant  to section 1101(2) of the Bankruptcy Code by April 21, 1999;

     (g) The Bankruptcy Court shall have entered an order pursuant to Section 1104 of the Bankruptcy Code appointing a trustee with respect to one or more of the RGI Group;

     (h) The Bankruptcy Court shall have entered an order dismissing the Chapter 11 Cases or an order pursuant to Section 1112 of the Bankruptcy Code converting the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code;

     (i) An injunction, judgment, order, decree, ruling or charge shall have been entered which prevents consummation of the Plan;

     (j) An event or circumstance which has, or could reasonably be expected to have, a Materially Adverse Effect shall have occurred;

     (k) The (i) proofs of claim as of the claims bar date set forth in Exhibit "A"to the Agreement and (ii) requests for payment of administrative expenses that are on file in the Chapter 11 Cases, together with (iii) the expenses set forth in Exhibit "B" to the Agreement and (iv) those claims listed in the Schedules filed by the RGI Group in the Chapter 11 Cases that are not designated as disputed, contingent or unliquidated, exceed the limitation on "allowed claims" set out in Part IV.G.of Exhibit"A" to the Agreement and the amounts set forth in Exhibit "B" to the Agreement by more than 5% in the aggregate; or

     (l) The RGI Group or any of its individual members shall fail to promptly remit to EXCO the net proceeds of any sales of the Properties that might be consummated between the time of the execution of this Agreement and the Effective Date.

          Under terms of the Agreement, the Company has agreed that all of its cash and cash equivalents shall be deposited to a collateral account controlled by EXCO and that any amounts to be received from product sales subsequent to the Agreement date shall also be deposited to that account. The Company will provide a monthly budget to EXCO which will provide for payment of the Company's operating expenses and general and administrative expenses.

Item 7.   Financial Statements and Exhibits

          (a) Financial Statements

               Not applicable.

          (b) Exhibits

               Number Document

                    16   Letter from KPMG Peat Marwick LLP(E-1)

                    99(e)Voting Agreement dated October 30, 1998 between
                         Rio Grande, Inc., Rio Grande Drilling Company, Rio Grande Offshore, Ltd. Rio Grande Desert Oil Company and Rio Grande GulfMex, Ltd. and Exco Resources, Inc. (E-2).

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  RIO GRANDE, INC.



                                                  By: /s/

                                                  Guy Bob Buschman, President



Dated: November 12, 1998

                              KPMG PEAT MARWICK LLP



                                                      November 12, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

     We were previously principal accountants for Rio Grande, Inc. and, under the date of August 7, 1998, we reported on the consolidated financial statements of Rio Grande, Inc. and subsidiaries as of and for the years ended January 31, 1998 and 1997. On November 6, 1998, our appointment as principal accountants was terminated. We have read Rio Grande, Inc.'s statements included under Item 4a of its Form 8-K dated November 12, 1998, and we agree with such statements except that we are not in a position to agree or disagree with Rio Grande, Inc.'s statement that the change was approved by the audit committee of the Board of Directors.

                                                      Yours very truly,

                                                      KPMG PEAT MARWICK LLP

                               VOTING AGREEMENT


This Voting Agreement (the "Agreement") is entered into this day of October, 1998, between and among Rio Grande, Inc. ("RGI"), Rio Grande Drilling Company ("RGD"), Rio Grande Offshore, Ltd. ("Offshore"), Rio Grande Desert Oil Company ("Desert") and Rio Grande GulfMex, Ltd. ("GulfMex," and together with RGI, RGD, Offshore and Desert, the "RGI Group"); EXCO Resources, Inc. ("EXCO"); and Koch Exploration Company ("Koch").

                                 R E C I T A L S
A. RGI and RGD are both co-makers on that certain promissory note dated as of January 15, 1997, payable to the order of Comerica Bank-Texas ("Comerica") in the original face amount of $50,000,000.00 (the "Note"), the principal balance on such Note currently being approximately $13,127,666.06. Repayment of the Note is secured by a first lien deed of trust, mortgage and security interest in substantially all of the assets of the RGI Group (herein, the "Properties"). B. Contemporaneously with execution of this Agreement, EXCO will purchase, for certain consideration, the Note, together with all of Comerica's rights pursuant to the Note and pursuant to that certain Loan Agreement dated March 8, 1996 between Comerica, RGI and RGD, including Comerica's security interests in the Properties (the "Comerica-EXCO Transaction"). Additionally, a term of the Comerica-EXCO Transaction is that the RGI Group may, prior to the closing of the Comerica-EXCO Transaction, sell certain of the Properties and the proceeds of any such sales will be held in escrow, pending the closing of the Comerica-EXCO Transaction. Any such proceeds held in escrow will be conveyed to EXCO, as part of the consideration being purchased by EXCO in the Comerica-EXCO Transaction, upon the consummation of the Comerica-EXCO Transaction. C. On January 16, 1997, RGI and Koch concluded a $10 million private placement in which Koch acquired 500,000 shares of Series A Preferred Stock in RGI for $5 million and 500,000 shares of Series B Preferred Stock in RGI for $5 million. Subsequent to January 1997, Koch was issued 17,500 shares of Series C Preferred Stock in RGI pursuant to the terms of the Series C Preferred Stock. All of the shares of Series A, B and C Preferred Stock, and all rights and remedies associated with any of said Series A, B or C Preferred Stock, are hereinafter referred to as the "Preferred Stock Interests". D. The RGI Group, EXCO, and Koch desire to implement a Financial Restructuring (herein so called) with regard to the Note, the Preferred Stock Interests, and with regard to the various other claims against and interests in the RGI Group, which Financial Restructuring would be substantially on the terms and conditions set forth in Exhibit "A" hereto. E. The Board of Directors of RGI has determined that it is in the best interests of the RGI Group and its constituencies to effectuate the Financial Restructuring on the terms and conditions herein set forth. F. In order to implement the Financial Restructuring, the entities comprising the RGI Group will commence cases under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases") and seek to obtain court approval of a joint plan of reorganization incorporating the terms of the Financial Restructuring (hereinafter, the "Plan" or the "Joint Plan").

G. This Agreement is being entered into in order to facilitate the implementation of the Financial Restructuring, (i) by (a) EXCO and (b) Koch, in consideration of the RGI Group's agreement to commence the Chapter 11 Cases and to file and seek confirmation of the Plan, and (ii) by the RGI Group, in consideration of EXCO's and Koch's respective agreements to vote their respective claim(s) and/or interests to accept the Plan and otherwise agree to the terms of the Financial Restructuring as set forth below.
                                A G R E E M E N T
Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: Voting Agreement; Restriction on Transfer. (a) EXCO and Koch each hereby agree that they each shall: (i) Subject to their respective receipt of disclosure and solicitation materials meeting the requirements of the Bankruptcy Code, timely vote, in the case of EXCO, its claim in respect of the Note and any other claims against or interests in the RGI Group that EXCO might have or acquire, and, in the case of Koch, its Preferred Stock Interests and any other claims against or interests in the RGI Group that Koch might have or acquire, to accept the Plan (and not revoke or withdraw such votes); (ii) Refrain from the sale, transfer, pledge or any other assignment of, in the case of EXCO, the Note or any voting interest therein and any other claims against or interests in the RGI Group that EXCO might have or acquire, and in the case of Koch, the Preferred Stock Interests or any voting interests therein and any other claims against or interests in the RGI Group that Koch might have or acquire, to any person unless such person agrees in writing to become a party to, and be bound by the terms and conditions of, this Agreement (it being expressly acknowledged for the avoidance of doubt that EXCO and Koch may each disclose the terms of this Agreement and any other information relating to the parties hereto to any transferee or prospective transferee of either the Note or the Preferred Stock Interests); (iii) Not take any position in the Chapter 11 Cases that conflicts with their obligations hereunder; (iv) Vote, in the case of EXCO, its claim in respect of the Note and any other claims against or interests in the RGI Group that EXCO might have or acquire, and, in the case of Koch, its Preferred Stock Interests and any other claims against or interests in the RGI Group that Koch might have or acquire, to reject any bankruptcy plan of reorganization for the RGI Group other than the Plan; (v) Take such other and further actions as the RGI Group shall reasonably request to effectuate the Financial Restructuring. Notwithstanding the foregoing, nothing in this
Agreement shall require either of EXCO or Koch to take any action which is prohibited by the Bankruptcy Code or by other applicable law or regulation or by any order or direction of any court or any federal or state governmental authority. (b) The obligations of EXCO under subsection (a) of this Section 1 shall be at all times subject to the continuing conditions that: (i) The Comerica-EXCO Transaction shall have been consummated and EXCO shall have become the holder and legal and beneficial owner of the Note and of valid and binding liens and/or security interests in the Properties;
(ii) the disclosure statement in respect of the Plan shall contain information in respect of the RGI Group's businesses and operations that is not materially inconsistent with the information heretofore provided by the RGI Group to EXCO or otherwise contained in quarterly, annual and other reports filed with the Securities and Exchange Commission ("SEC Reports"); (iii) the Plan shall embody the terms of the Financial Restructuring as outlined in Exhibit "A," and contain no other financial terms except for terms which are not, individually or in the aggregate, in the reasonable judgment of EXCO, materially adverse (i) to the financial condition, assets, business or results of operations of the RGI Group, taken as a whole, (ii) to the value of the consideration contemplated to be received by EXCO under the Plan, or (iii) the rights of EXCO under the Plan;
(iv) the RGI Group shall have filed a Motion seeking to assume the Voting Agreement within ten (10) days of the filing of the Chapter 11 Cases; (v)
exclusive of any claims arising out of the rejection of any contract with Brechtel Group (as defined by Schedule 1(b)(v)), any deficiency claim under the Note, any claims arising out of the rejection of any pre-petition employment agreements, any personal injury claims or any employment-related claims, the total of the restructuring and ordinary course corporate expenses collectively incurred by the RGI Group, as set forth in Exhibit "B" attached hereto, together with any additional administrative claims (including any claim of Energy Spectrum Advisors, Inc.) and priority claims in the Chapter 11 Cases and the claims classified in Classes 2, 3, and 4, as set forth in Exhibit "A," shall not exceed $1,202,500 by more than 5%; (vi) all documentation relating to the Financial Restructuring are in a form and substance reasonably satisfactory to EXCO and consistent with the terms in Exhibit "A"; and (vii) an Agreement Termination Event shall not have occurred. (c) The obligations of Koch under subsection (a) of this Section 1 shall be at all times subject to the continuing conditions that: (i) the disclosure statement in respect of the Plan shall contain information in respect of the RGI Group's businesses and operations that is not materially inconsistent with the information heretofore provided by the RGI Group to Koch or otherwise contained in SEC Reports; (ii) the Plan shall embody the terms of the Financial Restructuring as outlined in Exhibit "A," and contain no other financial terms except for terms which are not, individually or in the aggregate, in the reasonable judgment of Koch, materially adverse (i) to the value of the consideration contemplated to be received by Koch under the Plan or (ii) the rights of Koch under the Plan; (iii) all documentation relating to the Financial Restructuring are in a form and substance reasonably satisfactory to Koch and consistent with the terms in Exhibit "A"; and (iv) an Agreement Termination Event shall not have occurred. Conditions to Effectiveness and Implementation. Consummation of the Financial Restructuring, including the Plan, will be subject to the following closing conditions, unless waived in writing by all parties hereto: (i) The absence of any pending or threatened action, suit, or proceeding by any third party before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction that is reasonably likely to result in an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of the Financial Restructuring, (B) permit the Financial Restructuring to be rescinded following consummation, or (C) cause the RGI Group or EXCO to incur material damages as a result of the implementation of the Financial Restructuring; (ii) The accuracy in all respects of the representations and warranties of the RGI Group as set forth in this Agreement, which to the extent applicable shall be deemed to have been made again at and as of the effective date of the Plan (except for those representations and warranties made as of a specific date); (iii) The performance in all material respects by the RGI Group of their covenants, agreements and obligations hereunder; (iv) The execution and delivery of all documentation relating to the Financial Restructuring in form and substance reasonably satisfactory to the parties hereto and consistent with the terms of Exhibit "A"; (v) The receipt of customary certificates, legal opinions and other closing documentation in form and substance reasonably satisfactory to the parties hereto; (vi) The absence of any event or circumstance which has or could reasonably be expected to have a materially adverse effect on the financial condition, assets, business or results of operation of the RGI Group, taken as a whole, or on the value of the consideration contemplated to be received by each of EXCO and Koch under the Plan, or on the rights of each of EXCO and Koch under the Plan (a "Materially Adverse Effect"); (vii) The entry of an order of the bankruptcy court in the Chapter 11 Cases, which order shall be reasonably satisfactory in form and substance to EXCO, Koch and the RGI Group, unless finality is waived by EXCO and Koch, which order shall have become final and non-appealable, confirming the Plan and, among other things, allowing the claim of EXCO in respect of the Note in the principal amount of $13,127,666.06 plus all interest which has accrued under the Note, which as of the date of this Agreement totals $486,227.33; and (viii) The (i) proofs of claim and (ii) requests for payment of administrative expenses that are on file in the Chapter 11 Cases, as of the claims bar date set forth in Exhibit "A," together with
(iii) the expenses set forth in Exhibit "B" and (iv) those claims listed in the Schedules filed by the RGI Group in the Chapter 11 Cases that are not designated as disputed, contingent or unliquidated, shall not exceed the limitation on "allowed claims" set out in Part IV.G. of Exhibit "A" and the amounts set forth in Exhibit "B" by more than 5% in the aggregate. 3. Financial Restructuring; The Plan. Contemporaneously with the consummation of the Comerica-EXCO Transaction, Offshore, Desert and GulfMex shall execute unconditional, continuing guaranties of the Note; provided, however, that the guaranty by GulfMex shall be limited in amount to an amount equal to 80% of the value of the assets of GulfMex. The RGI Group agrees upon consummation of the Comerica-EXCO Transaction (i) to prepare the Plan and associated disclosure statement, (ii) to commence the Chapter 11 Cases, (iii) to file a motion to assume this Agreement in the Chapter 11 Cases, and (iv) to take all such steps as shall be necessary and desirable to consummate the Financial Restructuring, including confirming the Plan, as promptly as reasonably practicable. Each member of the RGI Group shall use its best efforts to cause the Financial Restructuring to become effective on the terms and conditions set forth on Exhibit "A" and will not take any action that is inconsistent with such terms and conditions without first consulting with and obtaining the approval of EXCO. 4. Payments. EXCO acknowledges and agrees (i) that the RGI Group may make the payments described in Exhibit "B" and (ii) that the dollar amounts for the payments described in Exhibit "B" as restructuring costs and ordinary course corporate expenses are estimates and may vary from the actual payments that are made. The RGI Group represents that the dollar amounts set forth in Exhibit "B" for restructuring costs and ordinary course corporate expenses represent their good faith estimate of such payments through substantial consummation of the Plan. 5. Representations of EXCO. EXCO represents and warrants to the RGI Group that each of the following statements is true, correct and complete: (a) Corporate Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and to perform its respective obligations under, this Agreement; (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action; (c) No Conflicts. Except as disclosed on Schedule 6(c), the execution, delivery and performance of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it, or its certificate of incorporation or its bylaws, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contractual obligations; (d) Binding Obligation. This Agreement has been duly executed and delivered and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; Ownership of Note. Upon the closing of the Comerica-EXCO Transaction, it will be the beneficial owner of (with the power to vote and dispose of) the Note; and Waiver of Conflicts. EXCO hereby waives in all respects any provision of the Loan Agreement dated March 8, 1996 between Comerica, RGI and RGD, as amended, or any related agreement between Comerica and any of the RGI Group, to the extent EXCO's failure to so waive would result in an actual or alleged breach by RGI of the provisions of paragraph 7(c) hereof.
6. Representations of Koch. Koch represents and warrants to the RGI Group that each of the following statements is true, correct and complete: (a) Corporate Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and to perform its respective obligations under, this Agreement; (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action; (c) No Conflicts. The execution, delivery and performance of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it, or its certificate of incorporation or its bylaws, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contractual obligations; (d) Binding Obligation. This Agreement has been duly executed and delivered and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; Ownership of Preferred Stock Interests. Koch is the beneficial owner of (with the power to vote and dispose of) the Preferred Stock Interests; and Waiver of Conflicts. Koch hereby waives in all respects any provision of the Preferred Stock Purchase Agreement dated January 16, 1997 by and between RGI and Koch; the Registration Rights Agreement between RGI and Koch of even date therewith; the Certificate of Designation, Preferences and Rights of Series A, Series B and Series C Preferred Stock; and the Stockholders Agreement dated January 16, 1997 between Koch, RGI, Guy Bob Buschman and Robert A. Buschman
(collectively the "Koch Documents") to the extent Koch's failure to so waive would result in an actual or alleged breach by RGI of the provisions of paragraph 7(c) hereof. 7. Representations of the RGI Group. Each member of the RGI Group represents and warrants to each of Koch and EXCO that each of the following statements is true, correct and complete: (a) Corporate Power and Authority. Each member of the RGI Group has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform their respective obligations under, this Agreement;
(b) Authorization. The execution and delivery of this Agreement and the performance of the RGI Group's obligations hereunder have been duly authorized by all necessary corporate action; (c) No Conflicts. Except as set forth in
Schedule 7(c), the execution, delivery and performance of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to the RGI Group or their certificates of incorporation or bylaws, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of their material contractual obligations; (d) Binding Obligation. This Agreement has been duly executed and delivered and is the legal, valid and binding obligation of each member of the RGI Group, enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; (e) RGI Group Assets. Except as disclosed in
Schedule 7(e), each member of the RGI Group is the sole legal and beneficial owner of, with good and marketable title to, its assets, including the
Properties and all assets of the members of the RGI Group, including the Properties, are free and clear of all liens, security interests, restrictions, encumbrances, charges, or other adverse claims or rights whatsoever; (f) Financial Statements. The (i) audited balance sheet as of January 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flow as of and for the fiscal years then ended contained in the RGI Group's annual Forms 10-KSB filed by the RGI Group with the Securities and Exchange Commission on August 24, 1998 and (ii) unaudited balance sheets and statements of operations, and cash flows for the six months ended July 31, 1998 for the RGI Group filed pursuant to Form 10-QSB (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein), present fairly the financial condition of the RGI Group for such periods and are consistent in all material respects with the books and records of the RGI Group, subject to normal and recurring year end adjustments and any other adjustments noted by the Form 10-KSB filed for the fiscal year ended
January 31, 1998 and except that the Financial Statements for the six months ended July 31, 1998 do not include notes required by generally accepted accounting principles;
 (g) Undisclosed Liability. Except as set forth in Schedule 7(g), no member of the RGI Group has any material liability, except for (i) liabilities set forth on the face of the most recent balance sheets included in the Financial Statements and (ii) liabilities which have arisen after the date of the most recent balance sheets included in the Financial Statements in the ordinary course of business;
         (h) Contracts. Schedule 7(h) lists all material contracts and other agreements (excluding operating agreements and oil and gas leases) to which any member of the RGI Group is a party; (i) Existing Cash. As of the date of the execution of this Agreement, the RGI Group has collectively and inclusive of all GulfMex's cash approximately $415,000 of cash and cash equivalents; and (j) Disclosure. The representations and warranties contained in this Section 7 do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Section 7 not misleading. To the knowledge of the members of the RGI Group, after giving effect to the Comerica-EXCO Transaction, there is no fact relating to any member of the RGI Group which could reasonably be expected to have a Materially Adverse Effect which has not been disclosed to EXCO or in the SEC Reports. 8. Forbearance. So long as no Agreement Termination Event (as herein defined) shall have occurred, EXCO hereby agrees to forbear from enforcing the Note or taking any action to foreclose upon its liens and Koch hereby agrees to forebear from enforcing its rights pursuant to the Preferred Stock Interests. 9. Termination of Agreement. All obligations hereunder shall terminate automatically upon the occurrence of any Agreement Termination Event, unless the occurrence of such Agreement Termination Event is waived in writing by all of the parties hereto. If any Agreement Termination Event occurs (and has not been waived) at a time when court permission shall be required for EXCO and Koch to change or withdraw (or cause to be changed or withdrawn) their votes in favor of the Plan, no member of the RGI Group shall oppose any attempt by EXCO and/or Koch to change or withdraw (or cause to be changed or withdrawn) such votes. An "Agreement Termination Event" shall mean any of the following: (a) The Chapter 11 Cases shall not have been commenced and the Plan and supporting disclosure statement shall not have been filed by December 11, 1998; (b) The RGI Group fails to comply in all material respects with its obligations specified in paragraph 11 hereinbelow and in Exhibit "A" attached hereto; (c) The RGI Group shall not have filed a motion to assume this Agreement within the first ten (10) days of the Chapter 11 Cases; (d) The order of the Bankruptcy Court confirming the Plan shall not have been entered and the effective date of the Plan shall not have occurred by March 31, 1999;
(e) Any member of the RGI Group shall file or support confirmation, or fail to actively oppose confirmation, of a plan of reorganization embodying terms materially different from those contemplated by this Agreement; (f) The Plan shall not have been substantially consummated pursuant to section 1101(2) of the Bankruptcy Code by April 21, 1999; (g) The Bankruptcy Court shall have entered an order pursuant to Section 1104 of the Bankruptcy Code appointing a trustee with respect to one or more of the RGI Group; (h) The Bankruptcy Court shall have entered an order dismissing the Chapter 11 Cases or an order pursuant to
Section 1112 of the Bankruptcy Code converting the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code; (i) An injunction, judgment, order, decree, ruling or charge shall have been entered which prevents consummation of the Financial Restructuring; (j) An event or circumstance which has, or could reasonably be expected to have, a Materially Adverse Effect shall have occurred;
(k) The (i) proofs of claim as of the claims bar date set forth in Exhibit "A," and (ii) requests for payment of administrative expenses that are on file in the Chapter 11 Cases, together with (iii) the expenses set forth in Exhibit "B" and
(iv) those claims listed in the Schedules filed by the RGI Group in the Chapter 11 Cases that are not designated as disputed, contingent or unliquidated, exceed the limitation on "allowed claims" set out in Part IV.G. of Exhibit "A" and the amounts set forth in Exhibit "B" by more than 5% in the aggregate; or (l) The RGI Group or any of its individual members shall fail to promptly remit to EXCO the net proceeds of any sales of the Properties that might be consummated between the time of the execution of this Agreement and the Effective Date. 10. Procedures Concerning Existing Cash. The RGI Group stipulates and agrees that all of its cash and cash equivalents described in Section 7(i) and any amounts thereafter remitted to the RGI Group, shall be promptly deposited by the RGI Group into an account at NationsBank in Dallas, Texas, and the RGI Group shall not use any of such cash without the express consent of EXCO. EXCO and the RGI Group agree that the RGI Group will prepare a monthly budget for the RGI Group's expenditures, after the date of the execution of this Agreement, and EXCO and the RGI Group will cooperate and use good faith efforts to enter into an agreed cash collateral order in the Chapter 11 Cases that contemplates the RGI Group's using the cash collateral in accordance with its monthly budgets that have been approved by EXCO or otherwise with the consent of EXCO. 11. Further Acquisition of Claims. This Agreement shall in no way be construed to preclude EXCO and Koch from acquiring additional claims against or interests in the RGI Group. Any such additional claims or interests so acquired, however, shall automatically be deemed to be subject to the terms of this Agreement. EXCO and Koch both agree that they will vote (or cause to be voted) any such additional claims or interests in favor of the Plan for so long as this Agreement remains in effect.
12. Amendments. This Agreement may not be modified, amended or supplemented except in writing signed by all of the parties hereto. 13. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. 14. Headings. The Headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof. 15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. Except as set forth herein, no party may assign any of its rights or obligations hereunder without the prior consent of all other parties. 16. Prior Negotiations. This Agreement supersedes all prior negotiations, understandings and agreements with respect to the subject matter hereof. 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.
18. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof. 19. Consideration. It is hereby acknowledged by the parties that no consideration shall be due or paid to EXCO and Koch for their agreements to vote to accept the Plan and to reject any other plan in accordance with the terms and conditions of this Agreement other than the RGI Group's agreement to commence the Chapter 11 Cases and to file and seek confirmation of the Plan embodying the terms and conditions set forth in Exhibit "A." 20. Notices. All notices and communications in connection with this Voting Agreement shall be in writing and shall be delivered by hand, overnight courier, certified mail, return receipt requested, or facsimile transmission, at the addresses set forth in the signature pages hereto. 21. Disclosures or Public Statements Concerning Agreement. No party to this Agreement shall issue any press release, file any SEC Report, or make any other type of public announcement or disclosure ("Public Disclosure") concerning this Agreement or any of the details hereof without first providing the other parties to the Agreement the opportunity to review and comment upon such Public Disclosure.

22. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

SIGNED this        day of October, 1998.

EXCO RESOURCES, INC.
5735 Pineland Dr., Suite 235
Dallas, Texas 75231


By:
Its:


KOCH EXPLORATION COMPANY
20 East Greenway Plaza
Houston, Texas 77046


By:
Its:


RIO GRANDE, INC.
10101 Reunion Place
Union Square, Suite 210
San Antonio, Texas 78216-4156


By:
Its:

RIO GRANDE DRILLING COMPANY
10101 Reunion Place
Union Square, Suite 210
San Antonio, Texas 78216-4156


By:
Its:

RIO GRANDE OFFSHORE, LTD.
10101 Reunion Place
Union Square, Suite 210
San Antonio, Texas 78216-4156

By:      Rio Grande Drilling Company,
         General Partner


By:
Its:



RIO GRANDE DESERT OIL COMPANY 10101 Reunion Place Union Square, Suite 210 San Antonio, Texas 78216-4156



By:
Its:

RIO GRANDE GULFMEX, LTD.
10101 Reunion Place
Union Square, Suite 210
San Antonio, Texas 78216-4156

By:      Rio Grande Offshore Ltd.,
         General Partner


By:
Its:

                           EXHIBIT TO VOTING AGREEMENT
                                SCHEDULE 1(b)(v)
                                 BRECHTEL GROUP


Brechtel Energy Corporation
19331 North 12th Street
Covington, LA  70433                                       34.5284%

Coastal Energy Corporation
P. O. Box 1670
Gretna, LA  70056                                          31.1233%

Mud Motors, Inc.
P. O. Box 1670
Gretna, LA  70056                                          10.0000%

ATC Properties, Inc.
19331 North 12th Street
Covington, LA  70433                                        8.6321%

Miller, Patrick & Rowe, Inc.
2439 Manhattan Blvd., Suite 205
Harvey, LA  70058                                           7.1979%

AFP Exploration, Inc.
3752 Lake Charles Drive
Gretna, LA  70056                                           2.8794%

Susan Brechtel
19331 North 12th Street
Covington, LA  70433                                        2.8363%

Richard J. Thibodeaux
3121 Plymouth Place
New Orleans, LA  70131                                      2.8026%
                                                            -------
                                                          100.0000%

SUPPORT FOR ESTIMATES CONTAINED IN Section 1(b)(v) of the VOTING AGREEMENT and EXHIBIT A Section IV.G.

CLASS 2

A.       Toyota Motor Credit Corporation
         P.O. Box 9490
         Cedar Rapids, IA  52409-9490
         Telephone No. 800-874-8822
         Account No. 0146066954                    $11,841

B.       IOS Capital
         P.O. Box 9115
         Macon, GA  3120-9115
         Telephone No.  800-774-1004
         Account No. 364015-26991                    4,000

PotentialMechanic's and Materialmen's Liens (no estimate given, but any claim would reduce amount of claims in Class 4)

                           TOTAL                                 $15,841.00


CLASS 3

A.       Employee Vacation Payments and IRA Bonuses
                  11 employees                      $40,600
                                                     -------
                                                                    $40,600

B.       Ad Valorem Taxes
                  Texas                             $29,337
                  Louisiana                          67,010
                                                     ------
                                                                     $96,347

C.       Delaware Franchise Tax (estimate)           $3,000
         Louisiana Franchise Tax (estimate)          $1,225
         Louisiana Income Tax (estimate)               $100
         Mississippi Income Tax (estimate)             $200
                                                       ----
                                                                      $4,525
                  TOTAL                                            $ 141,472.00

CLASS 4

A.       Trade Creditors and Joint Interest charges

         1.       Recorded accounts payable
                  Rio Grande Offshore, Ltd.          $203,448
                  Rio Grande Drilling Company      $    1,292
                  Rio Grande GulfMex, Ltd. (100%)*   $271,312
                  Rio Grande, Inc.                         $0
                                                   -----------
                                                                   $476,052

                  *RGI Group's ownership interest = 80%

         2.       Rio Grande GulfMex, Ltd. (100%)*
                  Cash Call - Eugene Island 275
                           AFE No. 98-048-0           $56,498
                           AFE No. 98-154-0           122,063
                                                      -------
                                                                  $178,561

                  *RGI Group's ownership interest = 80%

B.       Royalty - Suspense/Minimum -
                  Rio Grande Offshore Ltd.            $17,431
                  Rio Grande GulfMex, Ltd.           $  8,437
                                                      -------
                                                                   $25,868

C.       Casualty Insurance Notes
                  American International Companies   $  6,295
                  AFCO                                $10,574
                                                      -------
                                                                   $16,869

D.       Brechtel Group's Unliquidated claims                     $  1,000

                  TOTAL                                          $ 698,350.00

Additional claims in this Class include the following, some of which have already agreed to waive any additional distribution (E and F) and some of which are believed to be fully covered by insurance (G). E. Unliquidated claims under pre-petitioned employment agreements.

F.       Deficiency on Class I Note

G. Unliquidated claims of personal injury lawsuit.

CLASS 5

Unliquidated balances of dividends due on Preferred Stock Interests held by Koch Exploration Company.

                           EXHIBIT TO VOTING AGREEMENT
                                  SCHEDULE 7(C)
                                    CONFLICTS



(1)      Potential  dissolution  of each of Rio Grande  Offshore,  Ltd.  and Rio
         Grande  GulfMex,   Ltd.  pursuant  to  Sections  12.1  of  the  Limited
         Partnership Agreement of each such partnership.

                           EXHIBIT TO VOTING AGREEMENT
                                  SCHEDULE 7(e)
                                 TITLE TO ASSETS



(1)      1997 Toyota T-100
         4 x 4 Pickup
         VIN #JT4UN22D4V0034674
         Toyota Motor Credit Corporation - Mortgagor

(2) Potential Mechanic's and Materialmen's Liens on leasehold interests which have been or will be invoked due to non-payment of service and material invoices.

(3) Potential Tax Liens may be asserted by counties and/or parishes of various taxing jurisdictions for non-payment of ad valorem or similar property taxes.

                           EXHIBIT TO VOTING AGREEMENT
                                  SCHEDULE 7(g)
                             UNDISCLOSED LIABILITIES


A. While no liability has been asserted and management is not aware of any outstanding liabilities, there may be potential liabilities for Federal and State Income Taxes, Franchise Taxes and/or Ad Valorem Taxes and/or associated penalties.

B. While no liability has been asserted, there may be potential penalties or assessments which may be assessed by the Securities and Exchange Commission for late filing of the Form 10-KSB which was due for Fiscal Year Ending 1998.

C. While no liability has been asserted and management is not aware of any outstanding liabilities , there may be potential liabilities asserted with plugging and/or abandonment liabilities, related to onshore oil and/or gas wells offshore oil and/or gas wells and/or salt water disposal wells).

D. There is a potential liability, estimated at $17,750, which may be due to Beau Pre'Country Club, Inc., as surface owners to Ogden Branch Unit #2, Adams County, Mississippi related to claims for site renovation.

                           EXHIBIT TO VOTING AGREEMENT
                                  SCHEDULE 7(h)
                                    CONTRACTS


A. Oil Sales and Purchase Agreement dated September 1, 1996 between Rio Grande Offshore, Ltd. and Highland Energy Company (renewed through December 30, 1998).

B. Gas Sales and Purchase Agreement dated September 1, 1996 between Rio Grande Offshore, Ltd. and Highland Energy Company (renewed through December 30, 1998).

C. Other Oil and Gas Purchase Contracts (subject to 30 day cancellation provision).

D. Engagement Letter dated March 9, 1998 between Rio Grande, Inc., et al. and Energy Spectrum Advisors, Inc.

E.       Employment Contract - Guy Bob Buschman

F.       Employment Contract - Gary Scheele

G. Brechtel Group reversionary interest pursuant to Brechtel Energy Corporation, et al., Purchase and Sale Agreement with Rio Grande Offshore, Ltd., dated November 20, 1996 (i.e., Section 2)

H. Purchase and Sale Agreement dated September 8, 1998 between Rio Grande Offshore, Ltd. and Samson Resources Company.

I. Purchase and Sale Agreement dated September 8, 1998 between Robert A. Buschman, H. Wayne Hightower and H. W. Hightower, Jr. and Samson Resources Company.

                         EXHIBIT "A" TO VOTING AGREEMENT

The Financial Restructuring shall be accomplished through cases filed under Chapter 11 of the Bankruptcy Code for each member of the RGI Group, and through a joint plan of reorganization for the members of the RGI Group (the "Joint Plan") that embodies the following classification and treatment of claims and interests and other pertinent terms:

I.       Means for Implementation of the Plan

A. The members of the RGI Group shall file Chapter 11 cases which shall be administratively consolidated pursuant to Rule 1015(b) of the Bankruptcy Rules. Schedules, Statement of Affairs, a motion to assume the Voting Agreement, the Joint Plan and Disclosure Statement shall be filed simultaneously with the Chapter 11 petitions.

B. The Joint Plan shall incorporate all of the terms, provisions and conditions of this Exhibit "A" and the Voting Agreement.

C. RGD, Offshore, and Desert shall merge into and with RGI. After such merger, the Reorganized RGI will own and have the right to dispose of all the RGI Group Assets, including the 80% partnership interest in GulfMex.

D. All of the common stock and other equity interests in RGI, as well as all of the equity interests in all of the other members of the RGI Group, shall be canceled, and the Reorganized RGI will issue shares of common stock of Reorganized RGI, as set forth in the Reorganized RGI Articles of Incorporation (the "Reorganized RGI Common Stock"). Reorganized RGI will issue to the holder of the Class 1 Allowed Secured Claim the Reorganized RGI Common Stock, as set forth in Part II below.

II.      Classification and Treatment of Claims and Interests in Joint Plan

         Class 1  The Allowed Secured Claim in respect of the Note.

         The claim in respect of the Note, which as of the date of the execution of the Agreement is in the amount of $13,127,666.06 in principal and $486,227.33 in interest, shall be an Allowed Secured Claim. The Allowed Secured Class 1 Claim shall be discharged and satisfied in full by the delivery, on the Effective Date, to the holder of the Allowed Secured Class 1 Claim, the Reorganized RGI Common Stock.

         Class 1 shall be impaired and entitled to vote with regard to the Joint Plan.

         Class 2 Any Allowed Secured Claims Against any of the RGI Group other than the Allowed Secured Claim in Class 1.

         The Allowed Class 2 Claims shall be paid either: (a) in cash in full on the later of the Effective Date or, in the event that a Class 2 Claim is a Disputed Claim, then on the date that such Class 2 Claim becomes an Allowed Claim; or (b) on such other terms as are acceptable to the holders of such Claims, in full satisfaction of their Claims.

         The Joint Plan will be deemed to leave unaltered the legal, equitable and contractual rights of the holder of such Claim. Class 2 will be deemed unimpaired and will be deemed to have accepted the Joint Plan under the provisions of section 1126(f) of the Code. The Debtors will not solicit acceptances of the Joint Plan from this Class.

         Class 3 Any Allowed Claims against any of the RGI Group entitled to priority pursuant to the Bankruptcy Code, other than priority claims specified in sections 507(a)(1), 507(a)(2) and 507(a)(8) of the Bankruptcy
                           Code.

         The Allowed Class 3 Claims shall be paid either: (a) in cash in full on the later of the Effective Date or, in the event that a Class 3 Claim is a Disputed Claim, then on the date that such Class 3 Claim becomes an Allowed Claim; or (b) on such other terms as are acceptable to the holders of such Claims, in full satisfaction of their Claims.

         The Joint Plan will be deemed to leave unaltered the legal, equitable and contractual rights of the holder of such Claim. Class 3 will be deemed unimpaired and will be deemed to have accepted the Joint Plan under the provisions of section 1126(f) of the Code. The Debtors will not solicit acceptances of the Joint Plan from this Class.

         Class             4 Any Allowed  Unsecured,  Nonpriority Claims against
                           any  of  the  RGI  Group  not  classified   elsewhere
                           including any deficiency claim under
                           the Note.

         The Allowed Class 4 Claims shall be paid either: (a) in cash in full on the later of the Effective Date or, in the event that a Class 4 Claim is a Disputed Claim, then on the date that such Class 4 Claim becomes an Allowed Claim; or (b) on such other terms as are acceptable to the holders of such Claims, in full satisfaction of their Claims which, for any deficiency claim under the Note and any claims under rejected pre-petition employment agreements, shall be a waiver of any additional distribution.

         The Joint Plan will be deemed to leave unaltered the legal, equitable and contractual rights of the holder of such Claim. Class 4 will be deemed to have accepted the Joint Plan under the provisions of section 1126(f) of the Code. The Debtors will not solicit acceptances of the Joint Plan from this Class.

         Class 5 Allowed Preferred Stock Interests in RGI, and all rights to dividends and any other rights associated therewith, held by Koch Exploration Company.

         The Allowed Class 5 Interests shall be discharged, canceled and extinguished by the distribution of the following consideration: an option to acquire up to 24.5% of the working interest owned by the RGI Group, in the "Righthand Creek" Properties for the same consideration, proportionately, as is offered to the holder of the Class 1 Claim.

         Class 5 shall be impaired and entitled to vote with regard to the Joint Plan.

         Class 6  Allowed Limited Partnership Interests in GulfMex.

         The Plan leaves unaltered the legal, equitable and contractual rights of the Limited Partners in GulfMex.

         The Class 6 Interests are deemed to have accepted the Plan under the provisions of Section 1126(f) of the Code and the RGI Group will not solicit acceptances of the Plan from these Interest holders.

         Class 7 Allowed RGI Common Stock Interests, and any options, warrants, or other rights or Claims in respect of such Common Stock, and all other equity interests of the RGI Group, excluding those equity interests classified in Classes 5 and 6.

         The holders of Interests in Class 7 shall receive no distribution under the Joint Plan and such Interests shall be discharged, extinguished and canceled.

         Class 7 shall be deemed to have rejected the Joint Plan under the provisions of section 1126(g) of the Code. The Debtors will not solicit acceptances of the Joint Plan from this Class.

         Class 8  Intercompany claims.

         All claims between or among members of the RGI Group and between and among any member of the RGI Group and any of their affiliates or shareholders will be disallowed.

         Class 8 Claims shall be deemed to have rejected the Joint Plan under the provisions of section 1126(g) of the Code. The Debtors will not solicit acceptances of the Joint Plan from the Class.

III. Treatment of Unclassified Administrative and Priority Claims, Under Sections 507(a)(1), 507(a)(2), and 507(a)(8) of the Bankruptcy Code.

These Allowed Claims (that are unclassified and not entitled to a vote pursuant to section 1123(a)(1) of the Bankruptcy Code) shall be paid either: (a) in cash in full on the later of the Effective Date or, in the event that such a Claim is a Disputed Claim, then on the date that such Claim becomes an Allowed Claim; or
(b) on such other terms as are acceptable to the holders of such Claims, in full satisfaction of their Claims; provided, however, at the direction of the holder of the Class 1 Claim, the Debtors may elect to satisfy the Claims entitled to priority under section 507(a)(8) pursuant to "deferred cash payments" as provided in section 1129(a)(9)(C) of the Bankruptcy Code.

IV.      Miscellaneous Chapter 11 Details

         A. The RGI Group will not utilize its cash and cash equivalents, existing as of the date of the execution of the Agreement or accumulated thereafter, without the express consent of EXCO or upon an order of the Bankruptcy Court. The RGI Group will submit an agreed cash collateral order, with a monthly budget attached which has been consented to by EXCO and which will be updated on a monthly basis, that sets forth the allowed disbursements of cash collateral during the Chapter 11 Cases.

         B. The Plan shall provide for the release by all persons who are creditors or equity holders of any members of the RGI Group of any claims or causes of action of any kind or character which in any way relate to the businesses of the RGI Group or the Plan, now existing or arising hereafter, against any member of the RGI Group and EXCO, and each of their respective estates, subsidiaries, affiliates, shareholders, predecessors, successors, assigns, directors, officers, employees, agents, attorneys, representatives, guarantors, sureties and insurers; provided, however, the RGI Group agrees that if an objection to confirmation is filed based on the release of third parties or of claims not owned by the RGI Group or any member thereof, then the releases provided for in the Plan will be amended to the extent necessary to cause the withdrawal or denial of such objection.

         C. A Motion (or Complaint) to Determine the Rejection Damages Claim of Brechtel Group will be filed prior to confirmation of the Joint Plan. At the option of the holder of the Class 1 Claim, the contract between the Brechtel Group and Offshore will (i) be assumed, or (ii) rejected. If the contract is rejected, then any Claim that Brechtel may be allowed will be a Class 4 Claim.

         D.       The Court  shall set a Claims  Bar Date no later  than  thirty
                  (30) days prior to the first scheduled hearing on confirmation of the Plan. Objections to Claims will be filed no later than sixty (60) days after entry of the Confirmation Order.

         E. Unsecured Claims in respect of any equity security or contract relating thereto (other than the Class 5 Interests) shall be subordinated pursuant to section 510(b) of the Code and shall be classified in Class 7 and shall not receive any distribution in connection with the Plan.

         F. A disbursing agent shall be appointed to make the distributions to Creditors and Interest holders in Classes 2 through 6 and to Priority and Administrative Claimants. At the election of the holder of the Class 1 Claim, six (6) months after the Effective Date of the Plan, all funds or other property retained by the Disbursing Agent on the Effective Date shall be delivered to the holder of the Class 1 Claim or its designee. Such person shall make any remaining distributions under the Plan to holders of Claims entitled to priority or to holders in Classes 2, 3, and 4.

         G. Allowed Claims in Class 2 shall not exceed $20,000. Allowed claims in Class 3 shall not exceed $150,000. Allowed claims in Class 4 shall not exceed $750,000.

         H. The Plan shall provide for the rejection of any pre-petition employment agreements, effective upon the last day of the calendar month in which substantial confirmation occurs.

         I. Effective upon the first day of the first calendar month following substantial confirmation, Guy Bob Buschman and Gary Scheele shall execute twelve-month Retention Agreements with EXCO.

                         EXHIBIT "B" TO VOTING AGREEMENT


I.       Restructuring Expenses
         A.       Professional fees                        $150,000
         B.       Filing and U. S. Trustee quarterly fees    13,320
         C.       Miscellaneous (Printing, postage, etc.)    11,000
                                                             ------
                                                                      $174,320

II.      Operating Expenses (November 1, 1998 through February 28, 1999)
         A.       General and administrative expenses      $332,000
         B.       Lease operating expenses                  537,000
                                                           ---------
                                                                      $869,000

                                                                    $1,043,320